AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT

This AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT (this “Amendment”), dated as of July 18, 2024, is entered into by and among Alpine Income Property Trust, Inc., a Maryland corporation, Alpine Income Property OP, LP, a Delaware limited partnership, and Alpine Income Property Manager, LLC, a Delaware limited liability company.  Unless the context requires otherwise, capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

WHEREAS, the Company, the Operating Partnership and the Manager are parties to that certain Management Agreement, dated as of November 26, 2019 (the “Agreement”); and

WHEREAS, the Company, the Operating Partnership and the Manager desire to amend the Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.  Amendments.

(a) Definition of CTO. Section 1(a) of the Agreement is hereby amended so that the definition of “CTO” reads in its entirety as follows:

“CTO” means CTO Realty Growth, Inc., a Maryland corporation and the sole member of the Manager.

(b) Term. Section 13(a) of the Agreement is hereby amended so that such section reads in its entirety as follows:

(a)This Agreement shall become effective on the closing date of the Initial Public Offering (the “IPO Closing Date”) and shall continue in operation, unless terminated in accordance with the terms hereof, until January 31, 2025 (the “Initial Term”).  After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”) unless the Company or the Manager elects not to renew this Agreement in accordance with Section 13(b) or 13(d), respectively.

Section 2. Status.  This Amendment amends the Agreement, but only to the extent expressly set forth herein. All other provisions of the Agreement remain in full force and effect.

Section 3. Representations. In order to induce each of the Company, the Operating Partnership and the Manager to execute and deliver this Amendment, each party represents that, as of the date hereof, it is in full compliance with all of the terms and conditions of the Agreement, including, but not limited to, the warranties and representations set forth in the Agreement.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the applicable terms and provisions of Section 22 of the Agreement, which terms and provisions are incorporated herein by reference.

Section 5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

ALPINE INCOME PROPERTY TRUST, Inc.

By:/s/ Daniel E. Smith

Daniel E. Smith

Senior Vice President,

General Counsel and Corporate Secretary

ALPINE INCOME PROPERTY OP, LP

By:	Alpine Income Property GP, LLC, its General Partner

By:	Alpine Income Property Trust, Inc., its Sole Member

By:/s/ Daniel E. Smith

Daniel E. Smith

Senior Vice President,

General Counsel & Corporate Secretary

ALPINE INCOME PROPERTY MANAGER, LLC

By:	CTO Realty Growth, Inc., its Sole Member

By:	/s/ John P. Albright

John P. Albright

President & Chief Executive Officer

[Signature Page – Amendment No. 1 to Management Agreement]